UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 20, 2024

Synchrony Card Issuance Trust

Synchrony Card Funding, LLC

Synchrony Bank

(Exact Name of Issuing Entity, Depositor/Registrant and Sponsor
as Specified in their respective Charters)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

82-3295851 (Synchrony Card Funding, LLC)
333-224689, 333-224689-01	32-6494512 (Synchrony Card Issuance Trust)
(Commission File Numbers for Registrant	(I.R.S. Employer Identification Nos. for
and Issuing Entity, respectively)	Registrant and Issuing Entity, respectively)

0001724786 (Synchrony Card Funding, LLC) and 0001724789 (Synchrony Card Issuance Trust)

(Central Index Key for Registrant and Issuing Entity, respectively)

777 Long Ridge Road
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

(877) 441-5094

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreements.

On May 20, 2024, Synchrony Card Issuance Trust (the “Issuer”) entered into Supplement No. 1 to Amended and Restated Master Indenture, dated as of May 20, 2024, a copy of which is filed with this Form 8-K as Exhibit 4.1, between the Issuer and the Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), in order to amend the definitions of Eligible Deposit Account, Eligible Institution and Permitted Investments as set forth in the Amended and Restated Master Indenture, dated May 1, 2018, between the Issuer and the Indenture Trustee.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description
4.1	Supplement No. 1 to Amended and Restated Master Indenture, dated as of May 20, 2024, between the Issuer and the Indenture Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2024	Synchrony Card Funding, LLC

	By:	/s/ Christopher Coffey
	Name:	Christopher Coffey
	Title:	Vice President